IDS Life Variable Retirement & Combination Retirement Annuity
Registration Number 2-73114/811-3217

EXHIBIT INDEX

Exhibit  9        Opinion of Counsel

Exhibit  10       Consent of Independent Auditors

Exhibit  14       Power of Attorney dated April 20, 2000